EXHIBIT 3.1

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                           WILSHIRE ENTERPRISES, INC.


                                     BY-LAWS


                             AS AMENDED AND RESTATED
                                     THROUGH
                                 AUGUST 7, 2009













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                           WILSHIRE ENTERPRISES, INC.

                                     BY-LAWS

                                   ARTICLE I

                                  STOCKHOLDERS

            Section 1. The Annual Meeting of the Stockholders of the Corporation shall be held each year, on such date, at such time and at such place, either within or without the State of Delaware, as may be designated by the Board of Directors, from time to time, and stated in the Notice of the Meeting, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

            Section 2. Special meetings of the stockholders may be held upon call of the Board of Directors or the Executive Committee, if any, or the Chairman of the Board, if any, or the President, at such time and at such place within or without the State of Delaware as may be stated in the call and notice.

            Section 3. Except as otherwise herein provided, notice of the time and place of every meeting of the stockholders shall be delivered personally or mailed at least ten days previous thereto to each stockholder of record entitled to vote at the meeting, at the address furnished by him to the Corporation or its Transfer Agent. Such further notice shall be given as may be required by law. Any meeting may be held without notice if notice thereof is waived, whether before or after such meeting, by all of the stockholders entitled to vote thereat.

            Section 4. At every meeting of the stockholders the holders of record of a majority of the outstanding shares of stock of the Corporation, entitled to vote at the meeting, whether present in person or represented by proxy, shall, except as otherwise provided by law, or by the Certificate of Incorporation, constitute a quorum. If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of such shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

            Section 5. Unless otherwise provided in the Certificate of Incorporation of the Corporation, meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or the President or, if neither is present, by a person selected by the Board of Directors, or if no selection is made, by a Chairman to be chosen at the meeting. The Secretary of the Corporation or, if he is not present, an Assistant Secretary of the Corporation, if present, shall act as Secretary of the meeting, but if no such officer is present a Secretary shall be chosen at the meeting.


            The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allocated to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

            Section 6. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time, but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period, and, except when the stock transfer books of the Corporation shall have been closed or a date shall have been fixed in advance as a record date for the determination of stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

            Section 7. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

            Section 8. The provisions of this Article I, and of these By-Laws, are subject to the provisions of the Certificate of Incorporation of the Corporation, as from time to time amended, and in the case of any inconsistency between the provisions of these By-Laws and of the Certificate of Incorporation the Certificate of Incorporation shall govern and such inconsistency shall be resolved so as to carry into effect the intent and purposes of the provisions of the Certificate of Incorporation.

            Section 9. Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the certificate of incorporation and by-laws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented, a brief written statement of the reasons why such stockholder favors the proposal, such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder, any material interest of such stockholder in the proposal (other than as a stockholder) and any other information required by applicable law. Any stockholder who gives notice of any person or persons to be nominated for election as a director shall set forth as to each person whom the proponent proposes to nominate (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) all information requested by the Nominating Committee of the Corporation's Board of Directors. The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

            Section 10. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record holder owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                                   ARTICLE II

                               BOARD OF DIRECTORS

            Section 1. The Board of Directors of the Corporation shall consist of seven persons. Directors shall hold office until the third Annual Meeting of Stockholders next succeeding their election, or until their successors shall have been elected and shall have qualified. A majority of the Directors then in office shall constitute a quorum present. The Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.


            Whenever any vacancy shall have occurred in the Board of Directors by death, resignation or otherwise, or the number of Directors shall be increased by amendment of this Section, such vacancy may be filled, or the additional directors may be elected, by the vote of a majority of the directors then in office.

            Section 2. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given. Special meetings of the Board may be held at any time upon call of the Chairman of the Board, if any, or the President, by oral, telegraphic or written notice, duly served on or given, sent or mailed to each director not less than two days before any such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of the stockholders at the same place at which such meeting is held. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing or by telegram, before or after any such meeting.


            Directors and members of committees shall be reimbursed for their necessary traveling expenses incurred in attending meetings of the Board or such committees and shall be paid such reasonable fees for their attendance as the Board of Directors may fix.

                                  ARTICLE III

                                    OFFICERS

            Section 1. The Board of Directors, as soon as may be after the election of directors held in each year, shall elect from their number a Chairman of the Corporation, and shall also elect one or more Senior Vice-Presidents, Vice-Presidents, a Secretary and Treasurer, and from time to time may appoint such Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees as it may deem proper. The Board of Directors may also elect a President of the Company. Any two offices may be held by the same person; and more than two offices, other than the offices of President and Secretary, may be held by the same person.

            Section 2. The term of office of all officers shall be one year, or until their respective successors are chosen and qualified; but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the whole Board.

            Section 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as from time to time may be conferred by the Board of Directors. The Board of Directors may require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Corporation to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

            Section 4. The Chairman of the Board, if any, or in his absence or inability to act, the President, shall have the power to vote or give a proxy for the voting of all shares of stock of any corporation owned by the Corporation at any meeting of the stockholders of any such corporation.

                                   ARTICLE IV

                                      STOCK

            Section 1. The shares of stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate signed by the President or a Vice-President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided, however, that, in case such certificates are required by such resolution to be signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile.

            Section 2. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

            Section 3. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                               CHECKS, NOTES, ETC.

            All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

                                   ARTICLE VI

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be as determined by resolution of the Board of Directors.

                                   ARTICLE VII

                                 CORPORATE SEAL

            The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form as may be approved by the Board of Directors, which shall have power to alter the same at pleasure.

                                  ARTICLE VIII

                                     OFFICES

            The Corporation and the stockholders and the directors may have offices outside of the State of Delaware, at such places as shall be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                                   AMENDMENTS

            The By-Laws of the Corporation may be altered, amended, added to or repealed at any meeting of the Board of Directors, by the affirmative vote of a majority of the total number of directors, if notice of the proposed change is given in the notice of the meeting or if all of the directors are present at the meeting, or if all directors not present at the meeting assent in writing to such change; PROVIDED, however, that no change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware. By-Laws made by the directors may be altered or repealed by the stockholders having voting power, or by the directors.